UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2011

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On February 1, 2011, PartnerRe Ltd. (the “Company”), through its wholly owned operating subsidiary Partner Reinsurance Europe Limited (“PartnerRe Europe”), entered into an Endorsement to Quota Share Retrocession Agreement (the “Endorsement”) with COLISEE RE (“Colisee Re”).  The Endorsement amends certain terms of the Quota Share Retrocession Agreement that was entered into between AXA Re (now Colisee Re) and PARIS RE (“Paris Re”) dated as of December 21, 2006 and effective January 1, 2006 (the “Quota Share”).

The Endorsement sets out the basis on which the parties have agreed that certain assets currently forming part of the Funds Withheld Balance (as defined in the Quota Share) will be released to PartnerRe Europe.

A copy of the Endorsement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1	Endorsement to Quota Share Retrocession Agreement dated February 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	February 7, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Endorsement to Quota Share Retrocession Agreement dated February 1, 2011